                                                                    EXHIBIT 99.2

               SELECTED SUPPLEMENTAL CONSOLIDATED FINANCIAL DATA

     The following tables set forth selected supplemental consolidated financial information for Medaphis for and as of each of the five fiscal years in the period ended December 31, 1995, for the three months ended March 31, 1996 and 1995, and as of March 31, 1996. The selected supplemental consolidated financial information of Medaphis for each of the three fiscal years in the period ended December 31, 1995 and as of December 31, 1995 and 1994 has been derived from the audited supplemental consolidated financial statements of Medaphis (as restated), which give retroactive effect to the merger on April 3, 1996 with Rapid Systems Solutions, Inc. ("Rapid Systems") and the merger on May 6, 1996 with BSG Corporation ("BSG") both of which have been accounted for as poolings of interests. The selected supplemental consolidated financial data of Medaphis for each of the two fiscal years in the period ended December 31, 1992, as of December 31, 1993, 1992 and 1991, for the three-month periods ended March 31, 1996 and 1995 and as of March 31, 1996 (as restated) has been derived from the unaudited supplemental consolidated financial statements of Medaphis, which give retroactive effect to the mergers described above. Management believes the unaudited financial statements referred to above include all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the financial position and results of operations for such periods. The interim financial statements are not necessarily reflective of results to be expected for an entire fiscal period.

     Prior to its merger with Medaphis Corporation, HRI reported on a fiscal period ending June 30. For purposes of the selected supplemental consolidated financial data, HRI's financial position and operating results as of and for the periods ended June 30, 1991, 1992, 1993 and 1994 were combined with the Company's financial position and operating results as of and for the years ended December 31, 1990, 1991, 1992 and 1993. HRI's financial position and operating results for 1994, which were restated to a calendar year basis, were combined with the Company's financial position and operating results as of and for the year ended December 31, 1994. Accordingly, HRI's operating results for the six months ended June 30, 1994, were duplicated in each of the years ended December 31, 1993 and 1994. HRI's revenues and net income for that six-month period were $7,822,000 and $755,000, respectively. Consolidated retained earnings has been reduced by $554,000 which represents HRI's net income applicable to common stockholders for the six months ended June 30, 1994 in order to eliminate the duplication of income applicable to common stockholders for that period in the retained earnings balance.

     The Company has restated its supplemental consolidated financial statements for the three months and year ended December 31, 1995 and as of March 31, 1996. The restatement results primarily from a software licensing agreement entered into by Imonics Corporation, a wholly owned subsidiary of the Company ("Imonics"), in December 1995 for which the Company recognized associated license fee revenue in 1995. Subsequent to the issuance of the Company's 1995 supplemental consolidated financial statements in the Company's Current Report on Form 8-K dated April 3, 1996, management discovered unauthorized correspondence which created a contingency for the license fee payable under this agreement. Such contingency precluded recognition of license fee revenue in 1995 associated with this agreement. The previously recognized license fee revenue and certain other adjustments, previously considered immaterial and not recorded, are included as part of the restatement adjustments to the Company's previously reported results of operations and financial position.

     The information set forth below should be read in conjunction with (i) the historical supplemental consolidated financial statements of Medaphis and the notes thereto which are included herein and (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations of Medaphis, which is included herein.

               SELECTED SUPPLEMENTAL CONSOLIDATED FINANCIAL DATA

                                                                                         THREE MONTHS
                                          YEAR ENDING DECEMBER 31,                      ENDED MARCH 31,
                         ----------------------------------------------------------   -------------------
                             1995          1994       1993        1992       1991       1996       1995
                         -------------   --------   --------   ----------   -------   --------   --------
                         (AS RESTATED)                                                    (UNAUDITED)
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  DATA
Revenue................    $ 547,706     $376,870   $259,575   $  160,252   $94,579   $159,869   $130,367
Salaries and wages.....      320,057      221,575    158,703      100,607    60,022     88,963     74,811
Other operating
  expenses.............      132,144       90,836     66,412       47,246    29,043     38,618     29,027
Depreciation...........       14,346        9,269      6,960        4,405     3,140      4,917      3,376
Amortization...........       14,753        7,748      5,317        2,170       532      4,023      3,522
Interest expense,
  net..................       10,417        5,896      6,517          966     1,763      2,242      3,931
Restructuring and other
  charges..............       54,950        1,905         --           --        --        150     31,750
Income (loss) before
  extraordinary items
  and cumulative effect
  of accounting
  change...............       (2,448)      26,486      8,617        2,288      (181)    12,343     (7,118)
Net income (loss)......       (2,448)      26,486      8,617        5,764(1)    (181)   12,343     (7,118)
Pro forma net income
  (loss)(2)............    $  (5,331)    $ 24,669   $  7,437   $    6,383   $    --   $ 12,697   $(10,992)
Weighted average shares
  outstanding..........       53,362       54,623     45,505       41,338    27,014     69,164     47,704
PRO FORMA PER SHARE
  DATA(2)
Pro forma income (loss)
  before extraordinary
  items and cumulative
  effect of accounting
  change...............    $   (0.10)    $   0.45   $   0.16   $     0.07   $    --   $   0.18   $  (0.23)
Pro forma net income
  (loss)...............    $   (0.10)    $   0.45   $   0.16   $     0.15   $    --   $   0.18   $  (0.23)

                                                          DECEMBER 31,                            AS OF
                                    --------------------------------------------------------    MARCH 31,
                                        1995          1994       1993       1992      1991         1996
                                    -------------   --------   --------   --------   -------   ------------
                                    (AS RESTATED)                                              (UNAUDITED,
                                                                                               AS RESTATED)
BALANCE SHEET DATA
Working capital...................    $  71,541     $ 66,502   $ 57,176   $ 27,940   $41,126     $106,548
Intangible assets.................      447,843      368,813    175,368    109,478    22,158      462,508
Total assets......................      740,563      580,622    331,833    205,102    99,988      803,772
Long-term debt....................      150,565      148,261      9,803     16,059    22,965      191,823
Convertible subordinated
  debentures......................       63,375       63,375     63,375     60,000        --           --
Stockholders' equity..............      376,525      234,808    173,296     70,292    42,196      463,106

---------------

(1) Reflects the extraordinary loss of $2.1 million relating to the prepayment of certain indebtedness net of income tax benefit and the cumulative benefit for the change in accounting for income taxes arising from the adoption of Statement of Financial Accounting Standards No. 109 of $5.6 million.

(2) In 1995 and 1996, the Company acquired Atwork, MMS, Rapid Systems and BSG in merger transactions which were recorded as poolings-of-interests. Prior to the mergers, Atwork, MMS, Rapid Systems and a company acquired by BSG prior to the BSG Merger had elected "S" Corporation status for income tax purposes. As a result of the mergers (or, in the case of the company acquired by BSG, its acquisition by BSG), such entities terminated their "S" Corporation elections. Pro forma net income (loss) and pro forma net income (loss) per common share are presented as if the entities had been "C" Corporations during the years ended December 31, 1995, 1994, 1993 and 1992 and the three months ended March 31, 1996 and 1995. Pro forma net income (loss) per common share is not presented for the year ended December 31, 1991.

                                        3